Exhibit 99.1

January 24, 2024

Press Release

Source: Farmers	National Banc Corp.

Kevin J. Helmick, President and CEO

20 South Broad Street, P.O. Box 555

Canfield, OH 44406

330.533.3341

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. REPORTS

SOLID RESULTS FOR FOURTH QUARTER OF 2023

•	Earnings per diluted share of $0.39 ($0.41 excluding certain items, non-GAAP) for the fourth quarter of 2023

•	164 consecutive quarters of profitability

•	Recorded a $915,000 gain during the quarter by selling $5.8 million of nonaccrual/troubled commercial loans

•	Loan growth of $29.6 million, or 3.7% annualized, for the fourth quarter of 2023

•	Excluding impact of commercial loan sale - loan growth of $37.7 million, or 4.8% annualized, for fourth quarter 2023

•	Continued strong asset quality with non-performing assets to total assets of 0.30% as of December 31, 2023

•	Return on average assets of 1.17% for the fourth quarter of 2023

•	ROAE and ROATE (non-GAAP) of 18.0% and 43.8%, respectively, for the fourth quarter of 2023

CANFIELD, Ohio (January 24, 2024) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) today announced net income of $14.6 million, or $0.39 per diluted share, for the three months ended December 31, 2023, compared to $13.4 million, or $0.39 per diluted share, for the three months ended December 31, 2022. Net income for the fourth quarter of 2023 included pretax items of $452,000 for acquisition related costs, a gain of $915,000 on the sale of commercial loans, $1.0 million in expense for severance/contract payouts for staff resignations, and combined net losses of $217,000 on the sale of securities and the sale of other assets. Excluding these items (non-GAAP), net income for the fourth quarter of 2023 increased 7.8% to $15.2 million from $14.1 million for the same period last year. Net income per diluted share excluding these items (non-GAAP), was $0.41 for the fourth quarter of 2023, compared to $0.42 per diluted share for the fourth quarter of 2022.

Kevin J. Helmick, President and CEO, stated “Our solid fourth quarter results demonstrate our success enhancing profitability throughout an extremely challenging operating environment. This is a testament to our team’s focus on supporting our customers, maintaining excellent asset quality, and controlling operating costs. We expect the economic environment will remain fluid in 2024, but we believe Farmers is well positioned to navigate this period as a result of the value our team members provide our Ohio and Pennsylvania communities, as well as our continued focus on maintaining strong asset quality and profitability.”

Balance Sheet

The Company’s total assets were $5.08 billion at December 31, 2023, compared to $4.97 billion at September 30, 2023 and $4.08 billion at December 31, 2022. The increase from December was primarily due to the acquisition of Emclaire Financial Corp. (“Emclaire”) which added $977.6 million in assets in the first quarter of 2023. Loans have increased by $793.4 million since December 31, 2022 and $29.6 million, or 3.7% annualized, since September 30, 2023. Emclaire was responsible for $740.7 million of the increase in loans since December 31, 2022. Growth in the fourth quarter of 2023 was concentrated in commercial real estate.

The Company had securities available for sale of $1.30 billion at December 31, 2023, compared to $1.21 billion at September 30, 2023, and $1.27 billion at December 31, 2022. The increase since December is due to the acquisition of Emclaire which added $127.0 million in available for sale securities and a decrease in the amount of gross unrealized losses on the portfolio which totaled $266.5 million at December 31, 2022, compared to a gross unrealized loss of $217.1 million at December 31, 2023. The Company also had sales and runoff from the portfolio during the twelve months ended December 31, 2023. Bond market volatility was extreme in 2023 and this volatility may remain in 2024. The Company expects that it will continue to allow the size of the securities portfolio to shrink via runoff to optimize profitability and provide liquidity for future loan growth.

At December 31, 2023, deposits totaled $4.18 billion compared to $4.26 billion at September 30, 2023 and $4.51 billion at December 31, 2022. During the fourth quarter of 2023, the Company allowed $254.3 million in brokered time deposits to mature and replaced the funding with less expensive short term borrowings. In addition, public fund seasonality resulted in $95.3 million in shrinkage during the quarter offset by $15.3 million in growth in other deposit categories. The increase from December 31, 2022, was driven by $875.8 million in deposits assumed in the acquisition of Emclaire offset by a decline in brokered time deposits of $138.1 million and runoff in other deposit categories.

Total stockholders’ equity increased to $404.4 million at December 31, 2023, from $316.0 million at September 30, 2023, and $292.3 million at December 31, 2022. The year-over-year increase was primarily due to the acquisition of Emclaire and an increase in retained earnings and a decrease in the unrealized loss from accumulated other comprehensive income. The increase in total stockholders’ equity since September 30, 2023, was primarily due to a decline in the accumulated other comprehensive loss which decreased $79.7 million as market rates dropped rapidly during the fourth quarter of 2023.

Credit Quality

As of December 31, 2023, the Company’s non-performing loans totaled $15.1 million compared to $18.4 million at September 30, 2023, and $14.8 million at December 31, 2022. The year-over-year increase was primarily due to the addition of Emclaire while the decrease since September 30 was due to the sale of non-performing loans. The non-performing loans to total loans ratio was 0.47% at December 31, 2023, 0.58% at September 30, 2023, and 0.62% at December 31, 2022. Non-performing assets to total assets was 0.30% at December 31, 2023, 0.37% at September 30, 2023, and 0.36% at December 31, 2022. The Company also continues to experience low levels of early-stage delinquencies, defined as loans 30-89 days delinquent. At December 31, 2023, these early-stage delinquencies totaled $16.7 million, or 0.52% of total loans compared to $13.3 million, or 0.42% of total loans at September 30, 2023, and $9.6 million, or 0.40% of total loans, at December 31, 2022.

The Company recorded provision for credit losses and unfunded commitments of $286,000 for the fourth quarter of 2023 compared to $243,000 for the third quarter of 2023 and $416,000 for the fourth quarter of 2022. Annualized net charge-offs as a percentage of average loans were 0.10% for the three months ended December 31, 2023, compared to 0.10% for the same period in 2022. For the year ended December 31, 2023, net charge-offs as a percentage of average loans were 0.07% compared to 0.11% for last year. The allowance for credit losses to total loans was 1.08% at December 31, 2023, compared to 1.10% at September 30, 2023, and 1.12% at December 31, 2022.

Net Interest Income

Net interest income for the three months ended December 31, 2023, totaled $32.8 million in the fourth quarter of 2023 compared to $33.8 million in the third quarter of 2023 and $29.4 million for the fourth quarter of 2022. Earning assets were greater in the fourth quarter of 2023 compared to the fourth quarter of 2022 due to the acquisition of Emclaire but this was partially offset by a decline of 21 basis point in the net interest margin. The net interest margin was 2.78% for the quarter ending December 31, 2023, compared to 2.86% in the third quarter of 2023 and 2.99% for the fourth quarter of 2022. Excluding the impact of acquisition marks and related accretion and PPP interest and fees, the net interest margin (non-GAAP) for the fourth quarter of 2023 was 2.58% compared to 2.61% for the third quarter of 2023 and 2.97% for the fourth quarter of 2022. The decline in net interest margin between the fourth quarter of 2023 and the fourth quarter of 2022 was due to increases in funding costs outstripping the increase in yields on earning assets. This increase in funding costs has been due to the rapid increase in deposit rates due to intense competition for deposits, the Federal Reserve’s rate hiking cycle, and runoff of deposit balances which are being replaced with more costly wholesale funding.

Noninterest Income

The Company recorded $12.2 million in noninterest income during the fourth quarter of 2023 compared to $8.2 million during the fourth quarter of 2022. Service charges on deposit accounts increased to $1.7 million in the fourth quarter of 2023 compared to $1.2 million for the same period in 2022 primarily due to the acquisition of Emclaire. Bank owned life insurance income, other mortgage banking fee income and debit card income have also increased in the fourth quarter of 2023 compared to the fourth quarter of 2022 due to the Emclaire acquisition. Trust fees increased by $283,000 in the fourth quarter of 2023 compared to the fourth quarter of 2022 as growth in this line of business continued. Insurance agency commissions also exhibited outstanding growth as insurance commissions increased by $407,000 for the quarter ending December 31, 2023 compared to same quarter a year ago. Growth for the year in this business has been solid as pricing in the insurance business has been very strong and increased annuity sales have bolstered results. Investment commissions are up slightly for the quarter ended December 31, 2023 compared to the quarter ended December 31, 2022, as markets have been resilient in 2023 and the Company begins to expand into Pennsylvania. Net gains on the sale of loans have increased by over $1.0 million between the fourth quarter of 2022 and the fourth quarter of 2023. Of this increase, $915,000 was driven by the sale of commercial loans discussed previously. Traditional gains on the sale of mortgage loans remain sluggish due to high interest rates. Other noninterest income increased $910,000 in the fourth quarter of 2023 compared to the prior year’s fourth quarter. This increase was primarily driven by higher income associated with the Company’s investments in SBIC funds. The earnings on these funds can be volatile from period to period.

Noninterest Expense

The Company reported noninterest expense of $27.0 million for the three months ended December 31, 2023, compared to $21.1 million for the three months ended December 31, 2022. The increase in expense is primarily due to the acquisition of Emclaire along with the $1.0 million in severance expense associated with staff resignations. Salaries and employee benefits increased $3.5 million to $14.9 million in the fourth quarter of 2023 compared to $11.4 million during the same period in 2022. The acquisition of Emclaire, normal raise activity and the severance were the primary reasons for the increase. Occupancy and equipment expense increased $1.1 million primarily due to the acquisition. FDIC and state and local taxes increased $474,000 due to the acquisition and the increase in the rate paid for FDIC insurance in 2023. Core processing charges increased due to the acquisition. Merger related costs were $452,000 for the fourth quarter of 2023 compared to $584,000 in the fourth quarter of 2022. Other noninterest expense increased due to the acquisition.

Liquidity

At December 31, 2023, the Company’s loan to deposit ratio was 76.6% and the Company’s average deposit balance per account (excluding collateralized deposits) was $23,678. The Company has access to an additional $819.5 million of FHLB borrowing capacity at December 31, 2023 along with $214.3 million of available for sale securities that are not pledged. With a deep and diverse deposit base and access to a large amount of additional funding capacity, the Company is well positioned to navigate the current banking landscape.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $5.1 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 64 banking locations in Mahoning, Trumbull, Columbiana, Portage, Stark, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver, Butler, Allegheny, Jefferson, Clarion, Venango, Clearfield, Mercer, Elk and Crawford Counties in Pennsylvania, and Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets. Total wealth management assets under care at December 31, 2023 are $3.5 billion. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity, net income excluding costs related to acquisition activities and certain items, return on average assets excluding merger costs and certain items, return on average equity excluding merger costs and certain items, net interest margin excluding acquisition marks and related accretion and PPP interest and fees and efficiency ratio less certain items, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Cautionary Statements Regarding Forward-Looking Statements

We make statements in this news release and our related investor conference call, and we may from time to time make other statements, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in certain forward-looking statements include significant changes in near-term local, regional, and U.S. economic conditions including those resulting from continued high rates of inflation, tightening monetary policy of the Board of Governors of the Federal Reserve, and possibility of a recession; Farmers’ failure to integrate Emclaire with Farmers in accordance with expectations; deviations from performance expectations related to Emclaire; continuing impacts from the length and extent of the economic impacts of the COVID-19 pandemic; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,	Percent
	2023	2023	2023	2023	2022	2023	2022	Change
Total interest income	$55,069	$54,229	$52,804	$51,233	$38,111	$213,335	$142,086	50.1%
Total interest expense	22,239	20,461	18,226	14,623	8,679	75,549	17,920	321.6%

Net interest income	32,830	33,768	34,578	36,610	29,432	137,786	124,166	11.0%
Provision (credit) for credit losses	286	243	25	8,599	416	9,153	1,122	715.8%
Noninterest income	12,156	9,831	9,449	10,425	8,200	41,861	44,202	-5.3%
Acquisition related costs	452	268	442	4,313	584	5,475	4,070	34.5%
Other expense	26,520	27,448	25,944	26,409	20,511	106,321	90,341	17.7%

Income before income taxes	17,728	15,640	17,616	7,714	16,121	58,698	72,835	-19.4%
Income taxes	3,151	2,326	2,650	639	2,765	8,766	12,238	-28.4%

Net income	$14,577	$13,314	$14,966	$7,075	$13,356	$49,932	$60,597	-17.6%

Average diluted shares outstanding	37,426	37,379	37,320	37,933	33,962	37,498	33,929
Basic earnings per share	0.39	0.36	0.40	0.19	0.39	1.34	1.79
Diluted earnings per share	0.39	0.36	0.40	0.19	0.39	1.33	1.79
Cash dividends per share	0.17	0.17	0.17	0.17	0.17	0.68	0.65
Performance Ratios
Net Interest Margin (Annualized)	2.78%	2.86%	2.92%	3.07%	2.99%	2.91%	3.18%
Efficiency Ratio (Tax equivalent basis)	57.84%	60.11%	56.28%	62.53%	52.59%	59.24%	53.68%
Return on Average Assets (Annualized)	1.17%	1.06%	1.18%	0.56%	1.31%	0.99%	1.46%
Return on Average Equity (Annualized)	17.98%	14.49%	16.12%	7.71%	20.16%	13.97%	17.24%
Dividends to Net Income	43.68%	47.82%	42.54%	90.50%	43.10%	25.64%	36.31%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.22%	1.09%	1.23%	0.58%	1.34%	1.03%	1.50%
Return on Average Tangible Equity	43.77%	30.29%	33.55%	16.31%	32.81%	30.23%	24.31%

Consolidated Statements of Financial Condition

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2023	2023	2023	2023	2022
Assets
Cash and cash equivalents	$103,658	$93,923	$116,063	$128,001	$75,551
Debt securities available for sale	1,299,701	1,210,736	1,316,878	1,355,449	1,268,025
Other investments	35,311	35,342	44,975	39,670	33,444
Loans held for sale	3,711	1,910	2,197	1,703	858
Loans	3,198,127	3,168,554	3,155,200	3,152,339	2,404,750
Less allowance for credit losses	34,440	34,753	34,957	36,011	26,978

Net Loans	3,163,687	3,133,801	3,120,243	3,116,328	2,377,772

Other assets	472,282	495,451	473,098	468,735	326,550

Total Assets	$5,078,350	$4,971,163	$5,073,454	$5,109,886	$4,082,200

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$1,026,630	$1,039,524	$1,084,232	$1,106,870	$896,957
Interest-bearing	3,150,756	3,217,869	3,165,381	3,207,121	2,526,760
Brokered time deposits	0	254,257	21,135	82,169	138,051

Total deposits	4,177,386	4,511,650	4,270,748	4,396,160	3,561,768
Other interest-bearing liabilities	443,663	88,550	388,437	292,324	183,211
Other liabilities	52,886	54,981	47,278	46,760	44,926

Total liabilities	4,673,935	4,655,181	4,706,463	4,735,244	3,789,905
Stockholders’ Equity	404,415	315,982	366,991	374,642	292,295

Total Liabilities and Stockholders’ Equity	$5,078,350	$4,971,163	$5,073,454	$5,109,886	$4,082,200

Period-end shares outstanding	37,503	37,489	37,457	37,439	34,055
Book value per share	$10.78	$8.43	$9.80	$10.01	$8.58
Tangible book value per share (Non-GAAP)*	5.71	3.33	4.67	4.84	5.60

*	Tangible book value per share is calculated by dividing tangible common equity by outstanding shares

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
Capital and Liquidity	2023	2023	2023	2023	2022	2023	2022
Common Equity Tier 1 Capital Ratio (a)	10.63%	10.37%	10.25%	10.04%	13.71%
Total Risk Based Capital Ratio (a)	14.08%	13.83%	13.76%	13.60%	17.79%
Tier 1 Risk Based Capital Ratio (a)	11.11%	10.86%	10.74%	10.54%	14.32%
Tier 1 Leverage Ratio (a)	8.02%	7.84%	7.68%	7.43%	9.84%
Equity to Asset Ratio	7.96%	6.36%	7.23%	7.33%	7.16%
Tangible Common Equity Ratio (b)	4.38%	2.61%	3.58%	3.69%	4.79%
Net Loans to Assets	62.30%	63.04%	61.50%	60.99%	58.25%
Loans to Deposits	76.56%	70.23%	73.88%	71.71%	67.52%
Asset Quality
Non-performing loans	$15,063	$18,368	$17,956	$17,959	$14,803
Non-performing assets	15,321	18,522	18,167	18,053	14,876
Loans 30 - 89 days delinquent	16,705	13,314	12,321	10,219	9,605
Charged-off loans	972	525	971	469	754	2,937	3,304
Recoveries	172	139	172	198	184	681	646
Net Charge-offs	800	386	799	271	570	2,256	2,658
Annualized Net Charge-offs to Average Net Loans	0.10%	0.05%	0.10%	0.03%	0.10%	0.07%	0.11%
Allowance for Credit Losses to Total Loans	1.08%	1.10%	1.11%	1.14%	1.12%
Non-performing Loans to Total Loans	0.47%	0.58%	0.57%	0.57%	0.62%
Loans 30 - 89 Days Delinquent to Total Loans	0.52%	0.42%	0.39%	0.32%	0.40%
Allowance to Non-performing Loans	228.64%	189.20%	194.68%	200.52%	182.25%
Non-performing Assets to Total Assets	0.30%	0.37%	0.36%	0.35%	0.36%

(a)	December 31, 2023 ratio is estimated
(b)	This is a non-GAAP financial measure. A reconciliation to GAAP is shown below

	For the Three Months Ended

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
End of Period Loan Balances	2023	2023	2023	2023	2022
Commercial real estate	$1,335,806	$1,295,847	$1,284,974	$1,286,830	$1,028,050
Commercial	346,354	357,691	362,664	361,845	293,643
Residential real estate	843,697	842,729	849,533	853,074	475,791
HELOC	142,441	140,772	138,535	137,319	132,179
Consumer	259,784	261,136	260,326	260,596	221,260
Agricultural loans	261,288	261,738	250,807	244,938	246,937

Total, excluding net deferred loan costs	$3,189,370	$3,159,913	$3,146,839	$3,144,602	$2,397,860

	For the Three Months Ended

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
End of Period Customer Deposit Balances	2023	2023	2023	2023	2022
Noninterest-bearing demand	$1,026,630	$1,039,524	$1,084,232	$1,106,870	$896,957
Interest-bearing demand	1,362,609	1,426,349	1,383,326	1,473,001	1,224,884
Money market	593,975	588,043	610,051	599,037	435,369
Savings	468,890	488,991	511,642	535,321	441,978
Certificate of deposit	720,259	714,486	660,362	599,762	424,529

Total customer deposits	$4,172,363	$4,257,393	$4,249,613	$4,313,991	$3,423,717

	For the Three Months Ended					For the Twelve Months Ended

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
Noninterest Income	2023	2023	2023	2023	2022	2023	2022
Service charges on deposit accounts	$1,677	$1,712	$1,501	$1,432	$1,203	$6,322	$4,716
Bank owned life insurance income, including death benefits	617	694	584	547	590	2,442	1,810
Trust fees	2,656	2,617	2,248	2,587	2,373	10,108	9,638
Insurance agency commissions	1,540	1,116	1,332	1,456	1,133	5,444	4,402
Security gains (losses), including fair value changes for equity securities	19	(624)	13	121	(366)	(471)	(454)
Retirement plan consulting fees	357	360	382	307	337	1,406	1,389
Investment commissions	589	520	476	393	508	1,978	2,183
Net gains on sale of loans	1,280	395	406	310	242	2,391	2,062
Other mortgage banking fee income (loss), net	139	185	234	153	98	711	291
Debit card and EFT fees	1,697	1,763	1,810	1,789	1,407	7,059	5,814
Other noninterest income	1,585	1,093	463	1,330	675	4,471	12,351

Total Noninterest Income	$12,156	$9,831	$9,449	$10,425	$8,200	$41,861	$44,202

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
Noninterest Expense	2023	2023	2023	2023	2022	2023	2022
Salaries and employee benefits	$14,871	$14,233	$13,625	$14,645	$11,385	$57,374	$45,013
Occupancy and equipment	3,896	3,810	3,859	3,869	2,753	15,434	11,379
FDIC insurance and state and local taxes	1,484	1,648	1,494	1,222	1,010	5,848	3,951
Professional fees	1,004	1,043	1,190	1,114	938	4,351	6,114
Merger related costs	452	268	442	4,313	584	5,475	4,070
Advertising	414	492	478	409	472	1,793	1,947
Intangible amortization	578	725	1,222	909	702	3,434	1,973
Core processing charges	1,057	1,274	1,144	1,164	742	4,639	3,348
Other noninterest expenses	3,216	4,223	2,932	3,077	2,509	13,448	16,616

Total Noninterest Expense	$26,972	$27,716	$26,386	$30,722	$21,095	$111,796	$94,411

Business Combination

Consideration
Cash	$33,440
Stock	59,202

Fair value of total consideration transferred	$92,642

Fair value of assets acquired
Cash and cash equivalents	$20,265
Securities available for sale	126,970
Other investments	7,795
Loans, net	740,659
Premises and equipment	14,808
Bank owned life insurance	22,485
Core deposit intangible	19,249
Current and deferred taxes	17,708
Other assets	7,682

Total assets acquired	977,621
Fair value of liabilities assumed
Deposits	875,813
Short-term borrowings	75,000
Accrued interest payable and other liabilities	7,104

Total liabilities	957,917

Net assets acquired	$19,704
Goodwill created	72,938

Total net assets acquired	$92,642

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	December 31, 2023			December 31, 2022
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$3,188,581	$44,868	5.63%	$2,394,872	$29,092	4.86%
Taxable securities	1,113,107	6,536	2.35	1,105,545	5,556	2.01
Tax-exempt securities (2)	411,860	3,235	3.14	453,917	3,580	3.15
Other investments	37,625	529	5.62	33,901	326	3.85
Federal funds sold and other	65,236	564	3.46	59,108	336	2.27

Total earning assets	4,816,409	55,732	4.63	4,047,343	38,890	3.84
Nonearning assets	163,905			33,154

Total assets	$4,980,314			$4,080,497

INTEREST-BEARING LIABILITIES
Time deposits	$712,485	$6,291	3.53%	$370,914	$1,261	1.36%
Brokered time deposits	96,634	1,315	5.44	115,021	1,034	3.60
Savings deposits	1,068,465	2,918	1.09	871,584	879	0.40
Demand deposits - interest bearing	1,393,252	7,922	2.27	1,301,475	3,805	1.17
Short term borrowings	206,826	2,749	5.32	85,641	777	3.63
Long term borrowings	88,609	1,043	4.71	88,138	922	4.18

Total interest-bearing liabilities	$3,566,271	22,238	2.49	$2,832,773	8,678	1.23

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	1,035,405			938,881
Other liabilities	54,306			43,904
Stockholders’ equity	324,332			264,939

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,980,314			$4,080,497

Net interest income and interest rate spread		$33,494	2.14%		$30,212	2.61%

Net interest margin			2.78%			2.99%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2023, adjustments of $86 thousand and $577 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2022, adjustments of $72 thousand and $707 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

	Twelve Months Ended			Twelve Months Ended
	December 31, 2023			December 31, 2022
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$3,155,858	$172,161	5.46%	$2,358,724	$108,100	4.58%
Taxable securities	1,143,547	26,231	2.29	1,081,966	20,843	1.93
Tax-exempt securities (2)	419,557	13,283	3.17	465,855	14,952	3.21
Other investments	39,559	1,986	5.02	33,153	871	2.63
Federal funds sold and other	74,950	2,476	3.30	76,253	684	0.90

Total earning assets	4,833,471	216,137	4.47	4,015,951	145,450	3.62
Nonearning assets	205,683			128,757

Total assets	$5,039,154			$4,144,708

INTEREST-BEARING LIABILITIES
Time deposits	$654,717	$19,462	2.97%	$360,687	$3,044	0.84%
Brokered time deposits	132,895	6,204	4.67	56,965	1,240	2.18
Savings deposits	1,113,561	9,899	0.89	846,418	1,352	0.16
Demand deposits - interest bearing	1,415,425	27,541	1.95	1,392,058	7,449	0.54
Short term borrowings	160,964	8,357	5.19	55,668	1,408	2.53
Long term borrowings	88,439	4,086	4.62	87,972	3,427	3.90

Total interest-bearing liabilities	$3,566,001	75,549	2.12	$2,799,768	17,920	0.64
NONINTEREST-BEARING LIABILITIES
AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	$1,065,389			$959,294
Other liabilities	50,302			34,180
Stockholders’ equity	357,462			351,466

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,039,154			$4,144,708

Net interest income and interest rate spread		$140,588	2.35%		$127,530	2.98%

Net interest margin			2.91%			3.18%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2023, adjustments of $353 thousand and $2.4 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2022, adjustments of $310 thousand and $3.1 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

Reconciliation of Total Assets to Tangible Assets

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2023	2023	2023	2023	2022	2023	2022
Total Assets	$5,078,350	$4,971,163	$5,073,454	$5,109,886	$4,082,200	$5,078,350	$4,082,200
Less Goodwill and other intangibles	190,288	191,326	192,052	193,273	101,666	190,288	101,666

Tangible Assets	$4,888,062	$4,779,837	$4,881,402	$4,916,613	$3,980,534	$4,888,062	$3,980,534

Average Assets	4,980,314	5,058,969	5,070,444	5,085,009	4,080,497	5,039,154	4,144,708
Less average Goodwill and other intangibles	191,108	191,804	192,972	193,368	102,126	192,306	102,151

Average Tangible Assets	$4,789,206	$4,867,165	$4,877,472	$4,891,641	$3,978,371	$4,846,848	$4,042,557

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2023	2023	2023	2023	2022	2023	2022
Stockholders’ Equity	$404,415	$315,982	$366,991	$374,642	$292,295	$404,415	$292,295
Less Goodwill and other intangibles	190,288	191,326	192,052	193,273	101,666	190,288	101,666

Tangible Common Equity	$214,127	$124,656	$174,939	$181,369	$190,629	$214,127	$190,629

Average Stockholders’ Equity	324,332	367,600	371,421	366,851	264,939	357,462	351,466
Less average Goodwill and other intangibles	191,108	191,804	192,972	193,368	102,126	192,306	102,151

Average Tangible Common Equity	$133,224	$175,796	$178,449	$173,483	$162,813	$165,156	$249,315

Reconciliation of Net Income, Less Merger and Certain Items

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2023	2023	2023	2023	2022	2023	2022
Net income	$14,577	$13,314	$14,966	$7,075	$13,356	$49,932	$60,597
Acquisition related costs - after tax	358	234	354	3,449	475	4,395	3,290
Acquisition related provision - after tax	0	0	0	6,077	0	6,077	0
Employee severence - after tax	798	0	0	0	0	798	0
Lawsuit settlement income - after tax	0	0	0	0	0	0	(6,616)
Lawsuit settlement contingent legal expense - after tax	0	0	0	0	0	0	1,639
Lawsuit settlement expense - after tax	0	620	0	0	0	620	0
Charitable donation - after tax	0	0	0	0	0	0	4,740
Net (gain) on loan sale - after tax	(723)	0	0	0	0	(723)	0
Net loss (gain) on asset/security sales - after tax	171	604	(5)	(72)	268	698	344

Net income - Adjusted	$15,181	$14,772	$15,315	$16,529	$14,099	$61,797	$63,994

Diluted EPS excluding merger and certain items	$0.41	$0.40	$0.41	$0.44	$0.42	$1.65	$1.89

Return on Average Assets excluding merger and certain items (Annualized)	1.22%	1.17%	1.21%	1.30%	1.36%	1.23%	1.54%
Return on Average Equity excluding merger and certain items (Annualized)	18.72%	16.07%	16.49%	18.02%	21.29%	17.29%	18.21%
Return on Average Tangible Equity excluding acquisition costs and certain items (Annualized)	45.58%	33.61%	34.33%	38.11%	34.64%	37.42%	25.67%

Efficiency ratio excluding certain items

	For the Three Months Ended					For the Twelve Months Ended

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2023	2023	2023	2023	2022	2023	2022
Net interest income, tax equated	$33,494	$34,448	$35,273	$37,374	$30,212	$140,588	$127,530
Noninterest income	12,156	9,831	9,449	10,425	8,200	41,861	44,202
Legal settlement income	0	0	0	0	0	0	(8,375)
Net (gain) on loan sale	(915)	0	0	0	0	(915)	0
Net loss (gain) on asset/security sales	217	764	(6)	(91)	338	883	435

Net interest income and noninterest income adjusted	44,952	45,043	44,716	47,708	38,750	182,417	163,792
Noninterest expense less intangible amortization	26,394	26,991	25,163	29,813	20,393	108,361	92,438
Charitable donation	0	0	0	0	0	0	6,000
Legal settlement expense	0	785	0	0	0	785	0
Contingent legal settlement expense	0	0	0	0	0	0	2,075
Employee severence	1,010	0	0	0	0	1,010	0
Acquisition related costs	452	268	442	4,313	584	5,475	4,070

Noninterest expense adjusted	24,932	25,938	24,721	25,500	19,809	101,091	80,293

Efficiency ratio excluding certain items	55.46%	57.58%	55.28%	53.45%	51.12%	55.42%	49.02%

Net interest margin excluding acquisition marks and PPP interest and fees

	For the Three Months Ended					For the Twelve Months Ended

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2023	2023	2023	2023	2022	2023	2022
Net interest income, tax equated	$33,494	$34,448	$35,273	$37,374	$30,212	$140,588	$127,530
Acquisition marks	2,475	2,959	2,884	2,628	174	10,946	1,793
PPP interest and fees	1	1	3	0	10	5	1,392

Adjusted and annualized net interest income	124,072	125,952	129,544	138,984	120,112	129,637	124,345

Average earning assets	4,816,409	4,820,888	4,830,910	4,866,263	4,047,343	4,833,471	4,015,951

Less PPP average balances	229	247	277	310	485	254	11,914

Adjusted average earning assets	4,816,180	4,820,641	4,830,633	4,865,953	4,046,858	4,833,217	4,004,037

Net interest margin excluding marks and PPP interest and fees	2.58%	2.61%	2.68%	2.86%	2.97%	2.68%	3.11%